                                                                    EXHIBIT 11

        SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   SIX-MONTHS ENDED JUNE 30, 2000 AND 1999

==============================================================================



                                                       Income       Shares       Per Share
($ in thousands, except per share amounts)           (Numerator)  (Denominator)    Amount
-------------------------------------------------------------------------------------------
2000
----
BASIC EPS:
Net Income available to
common stockholders                                    14,016       25,273        0.55
                                                                                  =====

EFFECT OF DILUTIVE SECURITIES
Restricted stock                                           --          754
8.75% convertible
subordinated debentures                                   141          742
Stock options                                              20          184
                                                       -------      --------
DILUTED EPS
Income available to common
stockholders and assumed conversions                   14,177       26,953        0.53
                                                       =======      ========      =====

1999
----
BASIC EPS:
Net Income available to
common stockholders                                    41,638       27,905        1.49
                                                                                  =====

EFFECT OF DILUTIVE SECURITIES
Restricted stock                                           --          249
8.75% convertible
subordinated debentures                                   178          875
Stock options                                             (43)         251
                                                       -------      --------
DILUTED EPS
Income available to common
stockholders and assumed conversions                   14,773       29,280         1.43
                                                      =======       ========      =====

                                                                    EXHIBIT 11

        SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      QUARTER ENDED JUNE 30, 2000 AND 1999

==============================================================================



                                                            Income        Shares        Per Share

($ in thousands, except per share amounts)                 (Numerator) (Denominator)    Amount
-------------------------------------------------------------------------------------------------
2000
----
BASIC EPS:
Net Income available to
common stockholders                                          3,106       25,017           0.12
                                                                                          =====

EFFECT OF DILUTIVE SECURITIES
Restricted stock
                                                                --          765
8.75% convertible
subordinated debentures                                         71          697

Stock options                                                   13          257
                                                            -------      --------
DILUTED EPS
Income available to common
stockholders and assumed
conversions                                                  3,189       26,736           0.12
                                                            =======      ========         =====

1999
----
BASIC EPS:
Net Income available to
common stockholders                                         27,615       27,687           1.00
                                                                                          =====

EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                --          279
8.75% convertible
subordinated debentures                                         89          874
Stock options                                                   28          281
                                                            -------      --------
DILUTED EPS
Income available to common
stockholders and assumed
conversions                                                 27,732       29,121           0.95
                                                            =======      ========         =====




                                       20